Exhibit 11 - Computation of Earnings per Share
Amen Properties, Inc.

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
Period Ending 3/31/07                                                           For the Three Months Ended
                                                                                       March 31, 2007

                                                       Current                    Basic         Diluted
                               Total       Grant /   Period Days    YTD Days     Weighted      Weighted
   Description                 Shares    Purch Date  Outstanding  Outstanding     Shares         Shares
   -----------              -----------  ----------  -----------  -----------  ------------- --------------
Common Stock                 1,992,056    12/31/03        90           90       179,285,040    179,285,040
Common Stock Dividend          209,300    03/31/03        90           90        18,837,000     18,837,000
Preferred A - Convertible      616,447    09/29/00        90           90                 -     55,480,230
Preferred B - Convertible      233,317    01/09/02        90           90                 -     20,998,530
Preferred C - Convertible      500,000    03/01/05        90           90                 -     45,000,000
Common Stock - Warrants        165,626    03/01/05        90           90                 -     14,906,340
Common Stock - Stock Option
 Issuance                        4,859    08/24/05        90           90           437,310              -
Common Stock - Warrants
 Exercised                      84,374    06/30/06        90           90         7,593,660              -
Stock Options                  113,332     Various        90           90                 -     10,199,880
                            -----------                                        ------------- --------------
End of Period                3,919,311                                          206,153,010    345,144,330

Days Outstanding from Beginning of Period                                                90             90
-----------------------------------------                                      ------------- --------------
Weighted Average Number of Common Shares Outstanding                              2,290,589      3,834,937

Net Income from Continuing Operations                                          $    508,923  $     508,923
-------------------------------------                                         -------------- --------------
    Net (Loss)                                                                 $    508,923  $     508,923

Net Income from Continuing Operations per Share                                $       0.22  $        0.13
-----------------------------------------------                                ------------- --------------
    Net (Loss) per Share                                                       $       0.22  $        0.13
                                                                               ============= ==============


Period Ending 3/31/06                                                           For the Three Months Ended
                                                                                       March 31, 2006

                                                       Current                    Basic         Diluted
                               Total       Grant /   Period Days    YTD Days     Weighted      Weighted
   Description                 Shares    Purch Date  Outstanding  Outstanding     Shares         Shares
   -----------              -----------  ----------  -----------  -----------  ------------- --------------
Common Stock                 1,992,056    12/31/03        90           90       179,285,040    179,285,040
Common Stock Dividend          209,300    03/31/03        90           90        18,837,000     18,837,000
Preferred A - Convertible      616,447    09/29/00        90           90                 -     55,480,230
Preferred B - Convertible      233,317    01/09/02        90           90                 -     20,998,530
Preferred C - Convertible      500,000    03/01/05        90           90                 -     45,000,000
Common Stock - Stock Option
 Issuance                        4,859    08/24/05        90           90           437,310        437,310
                            -----------                                        ------------- --------------
End of Period                3,555,979                                          198,559,350    320,038,110

Days Outstanding from Beginning of Period                                                90             90
-----------------------------------------                                      ------------- --------------
Weighted Average Number of Common Shares Outstanding                              2,206,215      3,555,979

Net Income from Continuing Operations                                          $    192,654  $     192,654
-------------------------------------                                         -------------- --------------
    Net (Loss)                                                                 $    192,654  $     192,654

Net Income from Continuing Operations per Share                                $       0.09  $        0.05
-----------------------------------------------                                ------------- --------------
    Net (Loss) per Share                                                       $       0.09  $        0.05
                                                                               ============= ==============
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